As filed with the Securities and Exchange Commission on May 24, 2011

Registration No. 333-88506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center 9900 Bren Road East Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

UNITEDHEALTH GROUP 2002 STOCK INCENTIVE PLAN

(Full title of the plan)

Christopher J. Walsh

Executive Vice President, General Counsel and Assistant Corporate Secretary

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(Name and address of agent for service)

(952) 936-1300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

UnitedHealth Group Incorporated (the “Company”) registered shares of its common stock for issuance under the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-88506 (the “Registration Statement”), filed with the Securities and Exchange Commission on May 17, 2002. The 118,103,375 shares of common stock reserved for future issuance under outstanding awards under the Plan are being transferred to and incorporated in the 2011 Stock Incentive Plan for which a registration statement on Form S-8 is being concurrently filed. This Post-Effective Amendment No. 1 is being filed to withdraw from registration under the Registration Statement 176,990,070 shares of Company common stock that have not yet been issued under the Plan. The number of shares listed above reflect all stock splits of the Company from the filing date through the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 23rd day of May, 2011.

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Senior Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of May, 2011.

Signature	Title

/s/ Stephen J. Hemsley	Director, President and Chief Executive Officer (principal executive officer)
Stephen J. Hemsley

/s/ David S. Wichmann David S. Wichmann	Executive Vice President and Chief Financial Officer of UnitedHealth Group and President of UnitedHealth Group Operations (principal financial officer)

/s/ Eric S. Rangen	Senior Vice President and Chief Accounting Officer (principal accounting officer)
Eric S. Rangen

*	Director
William C. Ballard, Jr.

*	Director
Richard T. Burke

*	Director
Robert J. Darretta

*	Director
Michele J. Hooper

*	Director
Rodger A. Lawson

*	Director
Douglas W. Leatherdale

*	Director
Glenn M. Renwick

*	Director
Kenneth I. Shine, M.D.

*	Director
Gail R. Wilensky, Ph.D.

*	The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of UnitedHealth Group Incorporated listed above pursuant to the Power of Attorney filed herewith as Exhibit 24.1.

*By:	/s/ Dannette L. Smith
Dannette L. Smith As Attorney-in-Fact

Exhibit Index

Exhibit No.	Description

24.1	Power of Attorney